Wells Fargo Securities

Energy Services Conference
December 9, 2009

forward-looking statement…
During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the
Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,”
“intends,” “plans,” “believes,” “seeks,” or “will.”
Except as noted herein, the information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted.
 Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s public filings with the SEC.

who we are…
(1) As of 9/30/09
(2) Book capitalization calculated as total debt, excluding capital leases, plus shareholders’ equity.
¾ 656,000 customers
 » 392,000 electric
 » 264,000 natural gas
¾ Approximately 123,000 square
 miles of service territory in
 Montana, Nebraska and South Dakota
¾ Total generation (mostly base load coal)
 » MT - 222 MW - regulated beginning 1/1/09
 » SD - 312 MW - regulated
¾ Total Assets: $2,754 MM (1)
¾ Total Capitalization: $1,666 MM (1)(2)
¾ Total Employees: 1,385
Located in states with relatively stable economies with potential grid expansion to support renewables.

growth project potential…
Opportunity to double and diversify earnings as compared with our existing
$1.5 billion rate base.

capex spending - next few years…
Additional equity not
anticipated until we proceed
with MSTI or other major
investments.
We will move forward with
the funding of these projects
only when they make
economic sense.
MSTI project is now slated for
early 2015 and capex has
been modified accordingly.
Capital still shown at 100%
but still evaluating partners.
Utility Maintenance
Capex is funded 100%
by free cash flow.

The Company believes capital is accessible for sound projects sponsored by companies with strong credit ratings.
Challenges for capital planning …
¾ Capital constraints
 » Focus on maintaining investment grade ratings to enable
 continued access to capital markets
 » Equity capital appears available for accretive regulated projects
¾ Balancing competing capital needs
 » Maintenance capex for existing business is first priority
 ♦ Obligation to serve
 ♦ Maintain high reliability and customer service
 » Competitive dividend
 » Capital for growth projects
 ♦ Energy supply
 ● Enhances rate stability for our customers
 ● Ability to earn return on what is currently “pass thru”
 ♦ Transmission growth
 ● Services territories are ripe for renewables
 ● Transmission opportunities going both west and east